INDEPENDENCE CONTRACT DRILLING BOARD OF DIRECTORS CONSENT PURSUANT TO TERMS OF STOCKHOLDERS AGREEMENT HOUSTON, TEXAS, December 24, 2018 / PRNewswire/ – INDEPENDENCE CONTRACT DRILLING, INC. (the “Company”) (NYSE: ICD) today reported that its Board of Directors (the “Board”) has consented to the acquisition by MSD Credit Opportunity Master Fund, MSD Credit Opportunity Fund X, LLC and MSD Energy Investments, L.P. (the “MSD Parties”) of up to an additional 2.5 million shares of the Company’s common stock from third parties in the open market or through privately-negotiated transactions. Any such acquisitions are subject to compliance with all applicable securities laws and customary Company black-out periods and are required to be completed by June 30, 2019. Such consent may also be terminated or suspended earlier at any time by the Company. The Board’s consent was provided pursuant to the terms and conditions of the Amended and Restated Stockholders’ Agreement, dated October 1, 2018, among the Company, the MSD Parties and certain other stockholders party thereto, which limits, among other activities, acquisitions by the MSD Parties of additional shares of the Company’s common stock without the consent of the Board of Directors. Such additional 2.5 million shares represent approximately 3.3 percent of the Company’s currently issued and outstanding common stock. Accordingly, based on the MSD Parties’ current combined current ownership of approximately 31 percent of the Company’s outstanding shares of common stock, such combined ownership could increase up to approximately 34 percent. The Company cannot predict when, or if, the MSD Parties would acquire such shares in permitted transactions. The MSD Parties are affiliates of MSD Partners, L.P. and MSD Capital, L.P. About Independence Contract Drilling, Inc. Independence Contract Drilling provides land-based contract drilling services for oil and natural gas producers in the United States. The Company owns and operates a fleet of pad-optimal ShaleDriller® rigs that are specifically engineered and designed to accelerate its clients’ production profiles and cash flows from their most technically demanding and economically impactful oil and gas properties. For more information, visit www.icdrilling.com . Forward-Looking Statements This news release contains certain forward-looking statements within the meaning of the federal securities laws. Words such as "anticipated," "estimated," "expected," "planned," "scheduled," "targeted," "believes," "intends," "objectives," "projects," “predict,” "strategies" and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Independence Contract Drilling's operations are based on a number of expectations or assumptions which have been used to develop such information and statements but which may prove to be incorrect. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by management of Independence Contract Drilling. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the "Risk Factors" section of the Company’s Annual Report on Form 10-K, 1 filed with the SEC and the information included in subsequent amendments and other filings. These forward-looking statements are based on and include our expectations as of the date hereof. Independence Contract Drilling does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Independence Contract Drilling becomes aware of, after the date hereof. INVESTOR CONTACTS: Independence Contract Drilling, Inc. E-mail inquiries to: Investor.relations@icdrilling.com Phone inquiries: (281) 598-1211 2